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                                 EXHIBIT 23 (A)

                              Accountants Consent
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     We hereby consent to the incorporation by reference in the registration statements (No. 33-27814) on Form S-3 and (Nos. 2-87392, 33-23306, 33-35928
and 33-53454) on Form S-8 of Union Planters Corporation of our report dated February 19, 1993, relating to the consolidated financial statements of Clin-Ark Bankshares, Inc. as of December 31, 1992, and for the year then ended, which report appears on page 1 of Exhibit 99 (d) in the Current Report on Form 8-K dated January 10, 1994 of Union Planters Corporation.





                                                    Frost & Company
                                                    Certified Public Accountants



Little Rock, Arkansas
January 12, 1994